UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 19, 2024

TD SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 668-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SNX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2024, at a regularly-scheduled meeting of the Board of Directors (the “Board”) of TD SYNNEX Corporation (the “Company”), the Board approved the implementation of a leadership succession plan pursuant to which, effective September 1, 2024, Patrick Zammit, the Company’s Executive Vice President, Chief Operating Officer, will be appointed President and Chief Executive Officer of the Company, and Richard Hume, the Company’s current President and Chief Executive Officer, will retire from the Company. Mr. Hume’s retirement as President and Chief Executive Officer was not caused by any disagreement with the Company. Mr. Hume will remain a director on the Company’s Board. In addition, the Board determined it will expand the Board from nine to ten directors and will appoint Mr. Zammit to the Board on September 1, 2024 in connection with his appointment as President and Chief Executive Officer.

Mr. Zammit, age 57, has served as the Company’s Chief Operating Officer since January 1, 2024. Prior to this role, Mr. Zammit served as the Company’s President, Europe and APJ, since the Company’s merger with Tech Data Corporation, where he had been President, Europe following Tech Data’s acquisition of Avnet Inc.’s Technology Solutions business in February 2017. Mr. Zammit was employed for more than twenty years at Avnet. From January 2015 to January 2017, he served as Global President of Avnet Technology Solutions. Prior to that position, from October 2006 until January 2015, Mr. Zammit served as President of Avnet Electronics Marketing EMEA. From 1993 to 2006, he served in management positions of increasing responsibilities. Prior to joining Avnet, Mr. Zammit was employed by Arthur Andersen from 1989 to 1993. He holds a Masters in Business Administration equivalent from Paris Business School ESLSCA.

There is no arrangement or understanding between Mr. Zammit and any other person pursuant to which Mr. Zammit was elected as the Company’s President and Chief Executive Officer effective September 1, 2024. Except as described herein, there are no existing or currently proposed transactions to which TD SYNNEX or any of its subsidiaries is a party and in which Mr. Zammit has a direct or indirect material interest. There are no family relationships between Mr. Zammit and any of the directors or officers of the Company or any of its subsidiaries.

In connection with Mr. Zammit’s appointment, the Company entered into an offer letter with Mr. Zammit dated June 19, 2024 with an effective date of September 1, 2024 (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Mr. Zammit will receive a starting base salary of $1,000,000 and will be eligible to receive an annual cash incentive bonus targeted at 2.0 times his base salary with the actual amount of the bonus based on the achievement of performance metrics established by the Compensation Committee of the Board. In addition, the Offer Letter provides that Mr. Zammit will be granted restricted stock unit awards for shares of the Company’s common stock (“RSUs”) with a fair market value of approximately $5,000,000, 60% of which will be comprised of time-based RSUs and 40% of which will be comprised of performance-based RSUs. The RSUs will be granted at the same time as annual equity grants are made to all other executive officers.

The Offer Letter also provides for certain payments to Mr. Zammit in the event of a termination without “cause” or by Mr. Zammit for “good reason” (as such terms are defined in the Offer Letter) and also in the event of a termination without “cause” or by Mr. Zammit for “good reason” in connection with a change of control of the Company. The Offer Letter contains certain restrictive covenants, including a non-competition and non-solicitation provision, for the benefit of the Company. The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter with Patrick Zammit dated June 19, 2024.

99.1	Press Release dated June 20, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2024	TD SYNNEX CORPORATION

	By:	/s/ David Vetter
David Vetter
Chief Legal Officer and Corporate Secretary